TECH FLEX FUNDING DEALER MARKETING AGREEMENT

AGREEMENT dated as of May ll, 2001 between Tech Flex Funding, Inc. (TFF), a California corporation located at 27285 Las Ramblas, Suite 280, Mission Viejo, California 92691, and Videolocity, Inc. (TFF Dealer), a NV state corporation located at 358 S. 700 E. Suite 8604, Salt Lake City UT, 84102.

WHEREAS, TFF is in the business of, among other things, the sale and marketing of a telecommunications equipment leasing program to end user customers, as offered by independent financial entities.

WHEREAS,  TFF   Dealer is in the  business  of,  among other  things,  the sale, installation  of, training on and maintenance of  telecommunications  equipment;
and

WHEREAS, TFF Dealer wants to promote the telecommunications equipment leasing program being offered by TFF, and TFF wants TFF Dealer to promote the aforesaid leasing program.

NOW THEREFORE, for good and valuable consideration, the parties agree as follows:

1.  Obligation/Term.

         1.1 TFF Dealer  hereby  agrees to perform  the  services  specified  in
         Section 2 below in consideration of the payment of the fees specified in Section 3 below.

         1.2 This Agreement shall remain in effect until TFF or Dealer terminates it by giving 90 days advance written notice to the other party or until terminated pursuant to Section 4 below.


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2.  Services/Obligations of TFF Dealer.

         2.2 TFF Dealer shall provide at least one qualified, trained salesperson to market TFF's leasing program. TFF Dealer shall designate one employee to be the point of contact for TFF in connection with the activities to be carried out under this Agreement.

         2.2 When any TFF Dealer salesperson obtains an order to lease telecommunications equipment through TFF's leasing program, the lease agreement used shall be the standard lease agreement, as supplied by TFF to TFF Dealer, without modification (unless agreed to otherwise by TFF in writing). TFF Dealer shall make sure that any lease agreement is completed in its entirety, is executed by an individual authorized to sign on behalf of and user customer, and contains a fully itemized list of each and every component that comprises the telecommunications equipment being leased. TFF Dealer shall collect requisite credit information in accordance with the policies and procedures in effect at that time. TFF Dealer shall also collect any requisite upfront lease payments in accordance with the policies and procedures in effect at that time. TFF Dealer shall fax a copy of such lease agreement and credit information to TFF for overall approval including credit, along with an itemized breakdown by each component of the installed price per component which installed price shall include any relevant training and warranty charges. TFF Dealer shall mail to TFF any upfront lease payments collected by TFF Dealer from the lease customer.

         2.3 TFF Dealer shall install and maintain all telecommunications equipment in a good, workmanlike manner, in accordance with manufacturers specifications and to the reasonable satisfaction of each end user. Such maintenance and service shall be provided in accordance with TFF Dealer's standard policies and procedures, as set forth in the attached Exhibit A, as provided and prepared by TFF Dealer. TFF Dealer shall make reasonable efforts to label each component of the telecommunications equipment to indicate ownership of leasing company and the month and year of first installation.

         2.4 TFF Dealer shall train all of end user's employees in the use of the telecommunications equipment being leased by such end user.


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

         2.5 TFF Dealer shall have at least one (1) fully certified technician per product line leased by TFF. TFF Dealer shall be a fully authorized dealer for any product line leased by TFF.

         2.6 TFF Dealer shall perform all maintenance against normal wear and tear (as defined in the attached Exhibit A) for any end user under this Agreement without any charge to such end user. See Section 3.5 as to recurrent maintenance fee to be earned by TFF Dealer under this Agreement.

         2.7 At the end of each lease term (if the end user does not elect to purchase the equipment), or earlier (in the case of a switch out, early lease cancellation, or delinquent account situation), TFF Dealer shall, upon TFF's written request, remove the leased equipment from the end user's business location and dispose of such equipment as so instructed by TFF, or in accordance with the terms of this Agreement, as the case may be. In connection with the foregoing, TFF shall pay TFF Dealer on a time and materials basis including shipping costs.

         2.8 Notwithstanding, anything to the contrary contained herein, in the event an end user customer elects to upgrade its then leased equipment due to growth or obsolescence, prior to the expiration of the then existing term of the lease, TFF Dealer shall grant TFF a trade-in allowance on any equipment coming into inventory according to the following schedule:

               -50% of initial equivalent sales price during year 1, -40% of initial equivalent sales price during year 2, -30% of initial equivalent sales price during year 3, -20% of initial equivalent sales price during year 4, and -10% of initial equivalent sales price during year 5.

         All trade-in allowances shall be deducted from the funding on the upgrade transaction. See Section 3.3(b) for a definition of equivalent sales price.


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

         2.9 Upon the completion of installation of and training on any equipment deal for TFF, TFF Dealer shall obtain an executed delivery and acceptance from the end user the delivery of which to TFF shall be one of the conditions precedent to TFF paying TFF Dealer the fees discussed in Section 3 below.

         2.10 Should TFF Dealer also be an authorized sub agent of PSI Network, Inc. (PSI) for Network Services through Lightyear, and should TFF Dealer sign up a lease customer for Lightyear network services, then TFF Dealer my elect to direct some or all of the long distance commissions, paid by PSI to TFF Dealer on such account, directly back to the end user in the form of a rebate paid out by PSI. To do so, TFF Dealer must instruct PSI in writing as to the amount to re-directed to the end user by PSI in the form of a rebate. TFF Dealer acknowledges that PSI shall send such rebate to the end user provided the end user is current on its Lightyear network services bill.

         2.11 TFF Dealer shall at all times maintain or cause to maintained, at its own cost and expense: (a) worker's compensation insurance covering all statutory liability plus common law liability; (b) errors and omission insurance with coverage amounts satisfactory to TFF; (c) comprehensive general liability coverage against liability for injuries to persons or property and product liability insurance with a single limit amount of not less than $1,000,000 per occurrence; and (e) hazard and liability insurance covering all equipment leased by TFF to end users. All of said insurance shall name TFF (and any lease financing company disignated by TFF) as an additional insured and contain such other terms and shall be placed with such insurance companies, as shall be satisfactory to TFF. Each policy shall provide that TFF shall be notified in writing at least (30) days prior to any cancellation thereof. Upon TFF's written request, TFF Dealer shall provide TFF with copies of any such insurance policies.


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         2.12 Upon TFF's  written  request,  TFF Dealer  shall  provide TFF with copies of any and all financial statements of TFF Dealer on an unaudited basis (or audited, if available), as well as any other reasonable information requested by TFF, including but not limited to TFF Dealer's compliance with its commitment to employing certified technicians and maintaining its authorized dealerships with the product manufacturers, as described in Section 2.5 above.

         3.3 An example of a Rental Fee computation, as hereinafter provided, is attached as Schedule 11. The following words and terms, when used in this Agreement, shall have the following meanings:

               (a) The term Rental Fee shall mean an amount equal to the Equivalent Sales Price.

               (b) The term Equivalent Sales Price shall mean the monthly lease before sales tax stated in the lease agreement with the customer divided by the monthly rental factor as listed on Schedule 1-A, 1-B, 1-C attached hereto, which factor varies depending upon the term of the lease agreement.

         3.4 Within three business days after receipt by TFF of (a) the signed lease agreement, (b) any applicable upfront monthly lease payments, (c) signed delivery and acceptance, (d) itemized invoice referred to in
         Section 2.2 above, (e) verbal confirmation by customer as to the validity of the delivery and acceptance, and (f)lease funding from TFF's funding source, TFF shall pay TFF Dealer the Rental Fee on any given transaction.

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

         3.5 TFF shall pay TFF Dealer a recurrent maintenance fee equal to: 10% (Schedule 1-B) of the monthly lease payment (before applicable sales taxes) collected under each lease agreement. No recurrent maintenance fee shall be due until 10 business days after the end of the first calendar quarter in which the delivery and acceptance was signed by the lease customer. The recurrent maintenance fee shall be paid each quarter thereafter within 10 business days of each such quarter.

4. Non Disclosure and Non Circumvention

         4.1 TFF Dealer agrees that during the term of this Agreement and thereafter, TFF Dealer will not, directly or indirectly, disclose to any third party, or use or authorize any third party to us, any information relating to the organization, structure, contract, method of marketing, method of financing, financing terms, rebate terms or related matters concerning TFF's lease program all of which TFF Dealer hereby acknowledges as confidential and valuable to TFF.

         4.2 During the term of the Agreement and thereafter, TFF Dealer shall not deal directly or indirectly with any TFF's lease funding sources as to the subject matter of this Agreement or any matter relating to the subject matter of the Agreement. TFF acknowledges that TFF Dealer may, at the time of execution of this Agreement, have its own traditional third party lease program with one or more of TFF's lease funding sources which existing relationships, to the extent they exist, shall be exempt from the covenants of the foregoing sentence only as to traditional third party lease arrangements but not as to the structure of TFF's leasing program.

         4.3 During the term of this Agreement, TFF Dealer shall not, directly or indirectly, whether as an individual office, director, shareholder, partner, employee, agent, representative, consultant or otherwise, become or be interested in, or associated with, any other person, corporation, firm, partnership or other entity whatsoever engaged in the business promoted by TFF or in connection herewith.


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

         4.4 TFF Dealer hereby acknowledges that any violation of Sections 4.1, 4.2, or 4.3 will cause damage to TFF in an amount or amounts difficult to ascertain. Accordingly, notwithstanding Section 8 below, TFF shall be entitled to temporary and / or permanent injunctive relief for any breach or threatened breach by TFF Dealer of the terms of Sections 4.1, 4.2, 4.3 above without proof of actual damages that have been or may be caused to TFF by such breach.

         5. Performance Bonus. In the event TFF (or an assignee of all the rights and obligations hereunder) voluntarily sells its leasing related business or, makes an initial public offering regarding its leasing related business, whichever first occurs (the Event), TFF will distribute a Performance Bonus to Dealer provided the total Equivalent Sales Prices (as defined in Section 3.3 (b) hereof and as sometimes referred to as ESP) for TFF Dealer's leasing customers under TFF's program are at least $100,000 at the time of such distribution. The Performance Bonus shall be equivalent fifteen percent (15%) of the consideration attributable to the Event and further allocable to TFF Dealer's leasing customers under the TFF program. For example, assuming at the time of such distribution TFF Dealer is determined to have done 10% of TFF's total leasing related business and assuming the consideration attributable to the Event is $5,000,000 then the amount of the Performance Bonus for TFF Dealer would be equivalent to $75,000 ($5,000,000 X 15% X 10).

         Any distribution of a Performance Bonus by TFF Dealer shall be subject to any and all reasonable restrictions and methods of calculation placed upon such distribution by TFF and / or its outside financial or legal advisors at the time, and shall also be subject to all state and federal securities laws in effect at the time of distribution to the extent any portion of the Performance Bonus is comprised of TFF stock.

         TFF Dealer hereby recognizes and acknowledges that it is very difficult to predict if and when an Event may occur; that this is an area of speculation; that TFF Dealer has the expertise or can obtain the expertise to make its own evaluation of the likelihood and timing of an Event; that the TFF Dealer is not relying on TFF, or any of its employees, officers, directors, shareholders or agents to make any such evaluation; and that the likely occurrence of an Event within the reasonably foreseeable future is not a material inducement for TFF Dealer to enter into a contractual relationship with TFF. TFF Dealer shall be responsible for any and all taxes, charges or the like that may be levied with respect to the distribution of any Performance Bonus.


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


         6. Default. If any party is in default under any provision (including any promise or covenant contained herein) of this Agreement for more than 10 calendar days for any reason, the non defaulting party of such default and the defaulting party shall have 10 calendar days from receipt of such notice to cure such default. If the default is not cured within the 10 day period, or for a default which cannot be cured within the 10 day period, a good faith effort is not begun within the 10 day period and diligently and consistently pursued to cure such default, the non defaulting party shall have the right to terminate this Agreement without further notice. TFF's right to termination shall include but not be limited to the replacement of TFF Dealer with another service and maintenance company.

         7. Force Majeure. Neither party shall be liable for its failure to perform due to contingencies beyond its reasonable control or beyond reasonable foreseeability including, but not limited to, strikes or other labor disturbances, riots, wars, fires, acts of God, the inability to obtain equipment or materials through no fault of the party unable to so obtain equipment or materials, or acts in compliance with any law, regulation or order, whether valid or invalid, of the United States of America or any other governmental body or sovereign thereof.

         8. Governing Law / Venue / Arbitration. This Agreement shall be governed by the laws of the state of California. VENUE FOR ANY DISPUTE ARISING OUT OF OR RELATING TO THE AGREEMENT (CONTRACT, TORT OR OTHERWISE) SHALL BE IN ORANGE COUNTY, CALIFORNIA. IN THE EVENT OF ANY DISPUTE ARISING OUT OF OR RELATING TO THE AGREEMENT CONTRACT, TORT OR OTHERWISE) BETWEEN TFF (INCLUDING ANY OF ITS SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES OR THE LIKE) AND TFF DEALER (INCLUDING ANY OF ITS SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES OR THE LIKE), TFF AND TFF DEALER AGREE TO SUBMIT SUCH DISPUTE TO THE EXCLUSIVE AND BINDING JURISDICTION OF THE AMERICAN ARBITRATION ASSOCIATION IN ORANGE COUNTY,

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         CALIFORNIA. TFF AND TFF DEALER AGREE TO BE BOUND BY ANY DECISION ISSUED
         BY SUCH ASSOCIATION AND EACH PARTY HEREBY WAIVES ANY AND ALL RIGHTS TO A JURY TRIAL OR TO PURSUE ANY LEGAL REMEDY THROUGH ANY FORUM OTHER THAN THE AMERICAN ARBITRATION ASSOCIATION. TFF and TFF Dealer shall each be responsible for its own initial attorney's fees and costs in connection with any proceeding before such association; however, the prevailing party in such action shall be awarded, in addition to any damages,
         injunctions,  or  other  relief,  its  cost  and  expenses,   including
         reasonable attorney's fees.

         9. Notices. Any notice, request, demand or other communication give pursuant to the terms of this Agreement shall be deemed given upon delivery, if hand delivered, or 3 days after deposit in the United States mail, postage prepaid, and sent certified or registered mail, return receipt requested, addressed to the addresses of the party being notified or at such other address as such party shall in writing have advised the other party. Notices shall be sent to:

                        Tech Flex Funding, Inc.
                        27285 Las Ramblas, Suite 280
                        Mission Viejo, CA 92691
                        Attention: Larney Fowler
                        Tel:949-367-1552
                        Fax:949-367-9791

                        Attention  Martin Senn, COO
                        -------------------------------------------
                        Tel:       (801) 521-2808 / (435) 615-8338
                        -------------------------------------------
                        Fax:       (801) 521-2844
                        -------------------------------------------

         10. Assignability. This Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assignees. Neither party may assign this Agreement, or any part of it, without the prior written consent of the other party which consent shall not be unreasonably withheld; however, TFF may withhold its consent unreasonably to any request to assign this Agreement to another service company.

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         11. Entire  Agreement / Amendment.  This Agreement  contains the entire understanding of the parties concerning the subject matter hereof and supersedes all prior or existing agreements, verbal or written, concerning the subject matter hereof. This Agreement may only be amended by the mutual written consent of both parties.

         12. Negotiation / Counsel. This Agreement was freely negotiated by both parties. Each party had access to legal counsel in the negotiation and preparation of this Agreement to the extent so desired by each party.

         13. Miscellaneous. This Agreement may be executed in any number of counterparts (including facsimile copies), each of which shall be an original, and all of which together shall constitute one and the same instrument. The waiver of any party of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party. Each party warrant and represent that the execution, delivery and performance of this Agreement have been duly authorized and that no further action is necessary to make this Agreement valid and binding upon them and legally enforceable against them.

         In WITNESS WHEREOF, the parties have executed this Agreement in the place and on the date written next to each party's name.

         Executed at:                                 Tech Flex Funding, Inc.

         -----------------------                      -----------------------
                                                      Larney Fowler
         On: ____________ , 200_                      Its: EVP & General Counsel


         Executed at:                                 TFF Dealer

         Salt Lake City, UT.                          /s/ Larry R. McNeill
         -----------------------                      -----------------------
                                                          Larry R. McNeill

         On:  May 11, 2001                                Its:  CFO
         -----------------------                      -----------------------

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